UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2006

DIGITAL INSIGHT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27459	77-0493142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26025 Mureau Road, Calabasas, California 91302

(Address of principal executive offices, including zip code)

(818) 871-0000

(Registrant’s telephone number, including area code)

__________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY	INTO A MATERIAL DEFINITIVE AGREEMENT

Digital Insight Corporation (the “Company”) announced the appointment of Tom Shen as its Executive Vice President, Product, Engineering and Operations effective July 1, 2006. In connection with the appointment, the Company entered into an agreement dated June 22, 2006 with Mr. Shen which outlines the compensation arrangement and benefits to be paid to Mr. Shen. Pursuant to the agreement, Mr. Shen’s starting salary will be $295,000 and he will be eligible to participate in the Company’s Management Incentive Program with targeted bonus compensation equal to 70% of his annual salary subject to the terms and conditions of the Program.

Subject to Board approval, Mr. Shen will be granted a stock option to purchase 75,000 shares of the Company’s common stock. The exercise price of the option will be the fair market value on the grant date. The shares underlying the option will vest over a 48-month period with 25% vesting 12 months after his hire date and 1/48th of the shares underlying the option vesting monthly thereafter. In addition, subject to Board approval, he will receive a restricted stock grant of 25,000 shares of the Company’s common stock subject to annual vesting over a four year period from the date of grant with 25% of the shares vesting on each hire-date anniversary. The option grant and the restricted stock grant are subject to the standard terms and conditions of the Company’s stock plan and will be documented separately by the Company’s standard form agreements for these types of grants.

Following a “change in control” (as defined in the agreement) of the Company, in the event of a termination other than for “cause” (as defined in the agreement), subject to his execution and delivery of a release in a form acceptable to the Company, Mr. Shen will be entitled to receive (i) an amount equal to 12 months of base salary plus and 12 months’ equivalent target bonus; (ii) 12 months benefit continuation subject to reduction if he subsequently becomes employed during the 12 month period with benefits, and (iii) 100% vesting acceleration of the remaining unvested option and restricted shares as of the termination date.

Prior to the appointment, Mr. Shen provided consulting services to the Company since November 2005. Pursuant to the consulting arrangement, Mr. Shen is entitled to $1,500 per day in fees for his services plus reimbursement of all reasonable expenses associated with the services and is eligible to an additional bonus of up to 25% of the total payments paid once that amount is determined. To date, Mr. Shen has been paid $185,000 under the consulting agreement. Mr. Shen will continue to provide services as a consultant under this agreement until June 30, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2006	DIGITAL INSIGHT CORPORATION

	By:	/s/ Tae J. Rhee
Tae J. Rhee
Vice President, Secretary and General Counsel

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